UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2015, Visa Inc. (the “Company”) issued a press release announcing financial results for the Company’s fiscal first quarter ended December 31, 2014.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

On January 29, 2015, the Company will host a conference call to discuss financial results for its fiscal first quarter ended December 31, 2014.

A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 8.01	Other Events.

The press release also announced that the Company’s board of directors had approved a 4-for-1 stock split of the Company’s class A common stock in the form of a stock dividend, which will be paid on March 18, 2015, to the stockholders of record of the Company’s class A common stock at the close of business on February 13, 2015. Appropriate and proportionate adjustments will be made to each of the Company’s Employee Stock Purchase Plan, as approved by the stockholders on January 28, 2015, and 2007 Equity Incentive Compensation Plan, as amended and restated on October 22, 2014.

Effective immediately after the stock split has been implemented, the conversion rate for the Company’s class B common stock will increase from 0.4121 to 1.6483 shares of class A common stock per share of class B common stock, and the conversion rate for the Company’s class C common stock will increase from 1.0 to 4.0 shares of class A common stock per share of class C common stock. The holders of class A, B and C common stock will retain the same relative ownership percentages that they had prior to the stock split.

Additional information about the stock split is included in the press release attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Visa Inc., dated January 29, 2015
99.2	Presentation of Visa Inc., dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: January 29, 2015	By:	/s/ Byron H. Pollitt
Byron H. Pollitt Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Visa Inc., dated January 29, 2015
99.2	Presentation of Visa Inc., dated January 29, 2015